Exhibit 5.1

[Letterhead of Bingham McCutchen LLP]

November 4, 2010

LeCroy Corporation

700 Chestnut Ridge Road

Chestnut Ridge, NY 10977

Re:	Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-169572), as amended (the “Registration Statement”), filed by LeCroy Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other things, shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $25,000,000, as set forth in the Registration Statement and the prospectus contained therein; and (ii) the prospectus supplement, dated November 4, 2010 (the “Prospectus Supplement”) relating to the issue and sale pursuant to the Registration Statement of up to 2,990,000 shares (the “Shares”) of Common Stock, including up to 390,000 Shares subject to an underwriters’ over-allotment option.

The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of November 4, 2010, among the Company and the several underwriters named therein. The Underwriting Agreement will be filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, dated November 4, 2010.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined a signed copy of the Registration Statement and a copy of the Prospectus Supplement, each as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors, including committees thereof, of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

LeCroy Corporation

November 4, 2010

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Shares. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda, and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing such documents.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited solely to the General Corporation Law of the State of Delaware as applied by courts located in Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws. We express no opinion whatsoever as to the compliance or noncompliance by any person with antifraud or information delivery provision of any state or federal laws, rules and regulations, and no inference regarding such compliance or noncompliance may be drawn from any opinion herein.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issue and sale of the Shares and to the use of our name in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission.

Sincerely yours,

/s/ Bingham McCutchen LLP

Bingham McCutchen LLP